Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of NRG Energy, Inc. of our report dated March 15, 2013 relating to the financial statements and financial statement schedules of Edison Mission Energy, which appears in Edison Mission Energy’s Annual Report on Form 10-K for the year ended December 31, 2012.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
October 17, 2013